                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 3, 1998


                                 STAFFMARK, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                         0-20971                       71-0788538
(State of other jurisdiction of      (Commission File Number)           (I.R.S. Employer
         incorporation)                                                Identification No.)

       302 East Millsap Road
       Fayetteville, Arkansas                                                 72703
(Address of principal executive offices)                                    (Zip Code)

Registrant's telephone number, including area code:  (501) 973-6000

Item 5.  Other Information

         On August 3, 1998, StaffMark, Inc. (the "Company") completed the acquisition of Enterprise Systems Associates, Inc., a Nevada corporation ("ESA"). Headquartered in the Kansas City metropolitan area, ESA provides information technology staffing and solution services to businesses throughout the Midwest and in Northern California. The transaction has been accounted for as a pooling-of-interests. Total consideration paid for the outstanding stock of ESA was 961,554 shares of the Company's common stock. The purchase price was determined as a result of direct negotiations with ESA and its stockholders.

         Although StaffMark's acquisition of ESA was considered to be individually insignificant based on the significant subsidiary test provisions of Regulation S-X, the aggregate consideration of StaffMark's individually insignificant 1998 acquisitions has now exceeded 50% of StaffMark's 1997 total assets. As a result, financial statements covering at least the substantial majority of the businesses acquired must be furnished pursuant to Rule 3-05 of Regulation S-X. The information included in this filing on Form 8-K, together with the financial information previously filed on Form 8-K on August 18, 1998, meets the substantial majority threshold identified in the preceding sentence.


Item 7.  Financial Statements and Exhibits

         (a) Enterprise Systems Associates, Inc. and Subsidiary Audited Financial Statements as of and for the Year Ended December 31, 1997 together with the Auditors' Report and Unaudited Financial Statements as of June 30, 1998 and for the Six Month Periods Ended June 30, 1998 and 1997

         (b)      Pro Forma Financial Information

         (c)      Exhibits. The following exhibit is filed with this Form 8-K:

                  23.1 Consent of Arthur Andersen LLP, Independent Public Accountants

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        STAFFMARK, INC.
                                         (Registrant)

Dated: October 14, 1998                 By:  /s/ Terry C. Bellora
                                           ----------------------------------
                                        Terry C. Bellora
                                        Chief Financial Officer

               ITEM 7(a) - HISTORICAL FINANCIAL STATEMENTS OF ESA

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of Enterprise Systems Associates, Inc.:

         We have audited the accompanying consolidated balance sheet of Enterprise Systems Associates, Inc. and Subsidiary (the "Company", a Nevada corporation), as of December 31, 1997, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Enterprise Systems Associates, Inc. and Subsidiary as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                 ARTHUR ANDERSEN LLP

Little Rock, Arkansas,
     October 8, 1998.

               ENTERPRISE SYSTEMS ASSOCIATES, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS



                                                            DECEMBER 31,     JUNE 30,
                                                                1997           1998
                                                            ------------     --------
                                                                            (UNAUDITED)

                          ASSETS

CURRENT ASSETS:
    Cash                                                    $   195,994     $    81,447
    Accounts receivable                                       1,739,898       2,150,272
    Income taxes receivable                                      92,511            --
    Other current assets                                         37,977          63,777
                                                            -----------     -----------
                 Total current assets                         2,066,380       2,295,496

PROPERTY AND EQUIPMENT, net                                     451,996         494,459

OTHER ASSETS                                                     54,600         138,745
                                                            -----------     -----------

                                                            $ 2,572,976     $ 2,928,700
                                                            ===========     ===========

           LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Loans payable                                           $ 1,719,517     $ 1,151,979
    Accounts payable and accrued liabilities                    411,225         530,973
    Income taxes payable                                           --           184,050
    Deferred income taxes                                       469,318         592,230
                                                            -----------     -----------
                 Total current liabilities                    2,600,060       2,459,232

MINORITY INTERESTS                                               85,527         195,841

COMMITMENTS (Note 6)

STOCKHOLDERS' EQUITY (DEFICIT):
    Common stock, no par value, 2,500 shares authorized;
       641 shares issued and outstanding at
       December 31, 1997 and June 30, 1998                      257,799         257,799
    Treasury stock                                             (410,000)       (410,000)
    Retained earnings                                            39,590         425,828
                                                            -----------     -----------
                 Total stockholders' equity (deficit)          (112,611)        273,627
                                                            -----------     -----------
                                                            $ 2,572,976     $ 2,928,700
                                                            ===========     ===========


           The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

               ENTERPRISE SYSTEMS ASSOCIATES, INC. AND SUBSIDIARY

                        CONSOLIDATED STATEMENTS OF INCOME


                                                                 SIX MONTHS ENDED
                                          YEAR ENDED                 JUNE 30,
                                          DECEMBER 31,     ----------------------------
                                             1997              1998            1997
                                           -----------     -----------     -----------
                                                                    (UNAUDITED)

SERVICE REVENUES                           $ 9,964,354     $ 7,850,218     $ 4,229,213
COST OF SERVICES                             6,817,137       5,325,025       3,603,662
                                           -----------     -----------     -----------
          Gross profit                       3,147,217       2,525,193         625,551

OPERATING EXPENSES:
    Selling, general and administrative      2,616,036       1,558,718         253,357
    Depreciation and amortization               42,481          28,477          24,035
                                           -----------     -----------     -----------
          Operating income                     488,700         937,998         348,159

OTHER INCOME (EXPENSE):
    Interest expense                          (109,272)        (64,718)        (43,675)
    Minority interests                         (30,051)        (65,314)           --
    Other expense, net                         (64,044)        (69,411)        (22,211)
                                           -----------     -----------     -----------
          Income before income taxes           285,333         738,555         282,273

PROVISION FOR INCOME TAXES                      71,332         352,317         112,556
                                           -----------     -----------     -----------

          Net income                       $   214,001     $   386,238     $   169,717
                                           ===========     ===========     ===========

           The accompanying notes to consolidated financial statements are an integral part of these statements.

               ENTERPRISE SYSTEMS ASSOCIATES, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


                                                      COMMON STOCK
                                                  --------------------         TREASURY        RETAINED
                                                  SHARES        AMOUNT           STOCK      EARNINGS(DEFICIT)      TOTAL
                                                  ------        ------           -----      -----------------      -----

Balance at January 1, 1997                          641       $ 360,299        $(410,000)       $ (84,411)       $(134,112)
    Distributions                                   --         (102,500)            --            (90,000)        (192,500)
    Net income                                      --             --               --            214,001          214,001
                                                  -----       ---------        ---------        ---------        ---------
Balance at December 31, 1997                        641         257,799         (410,000)          39,590         (112,611)
    Net income (Unaudited)                          --             --               --            386,238          386,238
                                                  -----       ---------        ---------        ---------        ---------
Balance at June 30, 1998 (Unaudited)                641       $ 257,799        $(410,000)       $ 425,828        $ 273,627
                                                  =====       =========        =========        =========        =========


           The accompanying notes to consolidated financial statements are an integral part of these statements.

               ENTERPRISE SYSTEMS ASSOCIATES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                       SIX MONTHS ENDED
                                                                  YEAR ENDED               JUNE 30,
                                                                 DECEMBER 31,    ----------------------------
                                                                     1997           1998               1997
                                                                 ------------    ----------        ----------
                                                                                         (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                   $ 214,001        $ 386,238        $ 169,717
    Adjustments to reconcile net income to net
       cash provided by (used in) operating activities:
          Depreciation and amortization                             42,481           28,477           24,035
          (Gain)Loss on disposal of property and equipment          20,773             (890)           3,147
          Deferred income taxes                                    163,843          122,912           76,565
          Employee stock award                                      46,500           45,000             --
          Minority interests                                        30,051           65,314             --
          Other                                                     (2,444)            --            (64,244)
          Changes in operating assets and liabilities:
                 Accounts receivable                              (816,335)        (410,374)        (414,918)
                 Other assets                                      (88,878)         (17,434)          (9,072)
                 Accounts payable and accrued liabilities          200,342          119,748          167,755
                 Income taxes payable                             (105,406)         184,050          124,288
                                                                 ---------        ---------        ---------
                     Net cash provided by (used in)
                           operating activities                   (295,072)         523,041           77,273
                                                                 ---------        ---------        ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment                           (389,464)         (70,050)        (220,957)
                                                                 ---------        ---------        ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Net borrowings (payments) on line of credit                    757,000         (391,550)         145,700
    Proceeds from notes payable                                    330,000          386,429          110,000
    Payments on notes payable                                      (88,531)        (562,417)         (40,403)
    Distributions to stockholders                                 (192,500)            --           (137,500)
                                                                 ---------        ---------        ---------
                     Net cash provided by (used in)
                           financing activities                    805,969         (567,538)          77,797
                                                                 ---------        ---------        ---------

NET INCREASE (DECREASE) IN CASH                                    121,433         (114,547)         (65,887)

CASH, beginning of period                                           74,561          195,994           74,561
                                                                 ---------        ---------        ---------

CASH, end of period                                              $ 195,994        $  81,447        $   8,674
                                                                 =========        =========        =========

SUPPLEMENTAL DISCLOSURES OF
    CASH FLOW INFORMATION:
    Interest paid                                                $ 107,459        $  67,977        $  39,079
                                                                 =========        =========        =========
    Taxes paid                                                   $  28,808        $  45,087        $  20,131
                                                                 =========        =========        =========

           The accompanying notes to consolidated financial statements are an integral part of these statements.

               ENTERPRISE SYSTEMS ASSOCIATES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Organization--

        Enterprise Systems Associates, Inc. ("ESA"), a Nevada corporation, and its majority-owned subsidiary, Computer Staffing Group, Inc. ("CSG"), a Kansas corporation, (collectively, the "Company") provide information technology staffing and solutions services in the Kansas City metropolitan and surrounding area and in Northern California.

        In June 1997, ESA acquired its majority stake in the shares of CSG from the spouses of ESA's stockholders for $120,000. Although cash payments were made by ESA in exchange for the shares, effectively no change in control of CSG occurred, given the affiliation of ESA's controlling stockholders and CSG's selling stockholders. Therefore, this transaction has been accounted for at cost basis, recording the payments totaling $120,000 as distributions to ESA's stockholders.

        ESA's investment in CSG and all other significant intercompany balances and transactions have been eliminated in consolidation. Also, the minority interests in CSG have been recognized in consolidation.


  Interim Financial Statements--

        The accompanying interim financial statements for the six months ended June 30, 1998 and 1997 and related disclosures have not been audited by independent public accountants. However, they have been prepared in conformity with the accounting principles stated in the audited financial statements for the year ended December 31, 1997, and include all adjustments (which were of a normal, recurring nature) which, in the opinion of management, are necessary to present fairly the results of operations and cash flows for each of the periods presented. The operating results for the interim periods presented are not necessarily indicative of results for the full year.

  Use of Estimates--

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities. The estimates and assumptions used in preparing the accompanying consolidated financial statements are based upon management's evaluation of the relevant facts and circumstances as of the date of the consolidated financial statements. However, actual results may differ from the estimates and assumptions used in preparing the accompanying financial statements.

  Cash--

        Cash consists solely of amounts on deposit with financial institutions.

  Property and Equipment--

        Property and equipment are recorded at cost. Depreciation has been provided using the straight-line method over the following estimated useful lives:

        Furniture, fixtures and office equipment                 3-5 years
        Computer hardware and software                             5 years

        Depreciation has not been provided for certain non-operating assets, including a building and certain equipment with recorded costs of $217,892 at December 31, 1997 and $292,680 (unaudited) at June 30, 1998.

        When property and equipment are retired, the cost and related accumulated depreciation are removed from the balance sheet and any resulting gain or loss is recorded.

1.      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

Revenue Recognition--

        Service revenues are recognized as income in the period services are provided.

Income Taxes--

        Prior to the business combination transaction discussed above, CSG had elected Subchapter S status as permitted by the Internal Revenue Code. Accordingly, no tax liabilities were recorded related to CSG prior to this date.

        The Company has provided income taxes using the liability method. Under this method, deferred taxes are determined by applying statutory tax rates in effect at the financial statement date to differences between the book basis and the tax basis of assets and liabilities.

Fair Value of Financial Instruments--

        The Company's financial instruments include cash and its debt obligations. Management believes that these financial instruments bear interest at rates which approximate prevailing market rates for instruments with similar characteristics and, accordingly, that the carrying values for these instruments are reasonable estimates of fair value.

2.      PROPERTY AND EQUIPMENT:

        Property and equipment consisted of the following:

                                                              DECEMBER 31,        JUNE 30,
                                                                  1997              1998
                                                              ------------       ----------
                                                                                 (UNAUDITED)

          Furniture, fixtures and office equipment              $ 159,633         $ 141,725
          Computer hardware and software                          142,234           143,930
                                                                ---------         ---------
                                                                  301,867           285,655
          Less accumulated depreciation                            67,763            83,876
                                                                ---------         ---------
                                                                  234,104           201,779
          Non-operating assets                                    217,892           292,680
                                                                ---------         ---------
                                                                $ 451,996         $ 494,459
                                                                =========         =========

3.      LOANS PAYABLE:

        Loans payable included:

                                                                                      DECEMBER 31,            JUNE 30,
                                                                                          1997                  1998
                                                                                      ------------           -----------
                                                                                                             (UNAUDITED)

        Line of credit with a bank, secured by accounts receivable, interest only payable monthly at a fixed rate of 9.5% at December 31, 1997 and
        8.5% at June 30, 1998. The weighted-average interest rate approximated
        9.5% during 1997 and 9.0% during 1998.                                         $ 1,157,100           $  765,550

        Note payable to a bank secured by all assets of the Company, bearing interest at a fixed rate of 9.5% at December 31, 1997 and 8.5% at June
        30, 1998. The weighted-average interest rate approximated 9.5% during
        1997 and 9.0% during 1998. Payable in monthly installments through maturity in December 1998. Guaranteed by certain stockholders of the
        Company.                                                                             --                 386,429

        Mortgage note secured by non-operating assets, bearing interest at a fixed rate of 9.5% at December 31, 1997 and 8.5% at June 30, 1998. The
        weighted-average interest rate approximated 9.5% during 1997 and 9.0%
        during 1998. Payable in monthly installments through maturity in June 2000.        101,084               --

        Notes payable pursuant to stock repurchase agreements, bearing interest at a fixed rate of 9%, payable in equal monthly installments through
        maturity in September 2000.                                                        241,333               --

        Notes payable to stockholders, bearing interest at a fixed rate of 9.5%,
        payable in equal monthly installments through maturity in December 1998.           220,000               --
                                                                                       -----------          -----------
                                                                                       $ 1,719,517          $ 1,151,979
                                                                                       ===========          ===========

        Although certain of the loans outstanding at December 31, 1997 had contractual maturities extending beyond one year from the balance sheet date, all amounts have been classified as current liabilities due to management's intentions to refinance these obligations with short-term borrowings during 1998.

4.      INCOME TAXES:

        The provision for income taxes consisted of the following:

                                                      SIX MONTHS ENDED
                             YEAR ENDED                   JUNE 30,
                            DECEMBER 31,       ---------------------------
                                1997             1998              1997
                            ------------       ---------         ---------
                                                       (UNAUDITED)

         Current:
            Federal         $ (76,807)         $ 190,462         $  29,881
            State             (15,704)            38,943             6,110
                            ---------          ---------         ---------
                              (92,511)           229,405            35,991
                            ---------          ---------         ---------
         Deferred:
            Federal           136,029            102,047            63,568
            State              27,814             20,865            12,997
                            ---------          ---------         ---------
                              163,843            122,912            76,565
                            ---------          ---------         ---------
                            $  71,332          $ 352,317         $ 112,556
                            =========          =========         =========

        The deferred tax liabilities reported in the accompanying consolidated balance sheets result from differences between the cash basis of accounting applied in filing the Company's tax returns and the accrual basis of accounting applied for financial reporting purposes.

        As of December 31, 1997, the Company had recorded the expected future benefit of a net operating loss carryforward of approximately $92,511. As of June 30, 1998, the net operating loss carryforward was applied to current period earnings in computing income taxes payable; accordingly, the benefit is reflected as a reduction of income taxes payable.

        The differences in income taxes determined by applying the statutory federal tax rate of 34% to income before income taxes and the amounts recorded in the accompanying consolidated statements of income for the year ended December 31, 1997 and the period ended June 30, 1998 resulted from state income taxes and certain nondeductible expenses.

5.      SIGNIFICANT CUSTOMERS:

  Revenues--

        The Company's sales to customers, which individually account for 10% or more of service revenues, were as follows:

                                                                                       SIX MONTHS ENDED
                                                                YEAR ENDED                 JUNE 30,
                                                               DECEMBER 31,         ---------------------
                                                                  1997                1998          1997
                                                               ------------         -------        ------
                                                                                          (UNAUDITED)

              Customer 1                                           16%                 12%           16%
              Customer 2                                           --                  12%           --
              Customer 3                                           --                  14%           --

  Accounts Receivable--

       The Company's accounts receivable balances, which individually account for 10% or more of accounts receivable, were as follows:

                                                                            DECEMBER 31,        JUNE 30,
                                                                                1997              1998
                                                                            ------------      -----------
                                                                                              (UNAUDITED)

              Customer 1                                                        --                 12%
              Customer 2                                                        13%                --
              Customer 3                                                        --                 12%

6.      COMMITMENTS:

        The Company leases office space under noncancellable operating leases. Future minimum annual payments required under this lease are as follows:

                                                                        DECEMBER 31,         JUNE 30,
                                                                            1997              1998
                                                                        ------------       -----------
                                                                                           (UNAUDITED)

              1998                                                      $    153,951        $    --
              1999                                                           150,672           156,610
              2000                                                           144,735           144,735
              2001                                                           144,735           144,735
              2002                                                           135,190           144,735
              Thereafter                                                       5,033            67,856

        Rent expense totaled $74,573 for the year ending December 31, 1997. Rent expense totaled $84,258 (unaudited) and $32,221 (unaudited) for the six months ended June 30, 1998 and 1997, respectively.

7.      SUBSEQUENT EVENTS:

        On August 3, 1998, the Company merged with StaffMark, Inc. in a business combination accounted for as a pooling-of-interests.

                  ITEM 7(b) - PRO FORMA FINANCIAL INFORMATION

                          STAFFMARK, INC. - FORM 8-K/A
                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

INTRODUCTION

        StaffMark, Inc. ("StaffMark" or the "Company") provides diversified staffing, information technology, professional and consulting services to businesses, professional and service organizations, governmental agencies and medical niches. The Company recognizes revenues upon the performance of services. The Company generally compensates its temporary associates and consultants only for hours actually worked; therefore, wages of the temporary associates and consultants are a variable cost that increase or decrease as revenues increase or decrease. However, certain of the Company's professional and information technology consultants are full-time, salaried employees. Cost of services primarily consists of wages paid to temporary associates, payroll taxes, workers' compensation and other related employee benefits. Selling, general and administrative expenses are comprised primarily of administrative salaries, benefits, marketing, rent and recruitment expenses.

        Effective March 1, 1997, StaffMark acquired Flexible Personnel, Inc., Great Lakes Search Associates, Inc., and HR America, Inc. (collectively, "Flexible"). Located in Fort Wayne, Indiana, Flexible operates a total of 40 offices in Indiana, Michigan and Ohio and provides clerical, light industrial, professional/information technology, accounting and staff leasing services. Effective April 1, 1997, StaffMark acquired Global Dynamics, Inc. ("Global"). Global, located in Walnut Creek, California, provides information technology staffing services to several Fortune 500 companies. Effective July 1, 1997, StaffMark acquired Expert Business Systems, Inc. ("EBS"). EBS, located in Hurst, Texas, provides information technology services, specialized help desk support, distributed services and application developments. Effective October 1, 1997, StaffMark acquired Structured Logic Company, Inc. ("SLC"). Headquartered in New York, New York, SLC is a full-service information technology recruiting firm providing services for client/server, mainframe programming and development, web site development, Internet consultation, network implementation, and SAP development and implementation. Effective January 1, 1998, StaffMark acquired Strategic Legal Resources, LLC ("SLR"). Located in New York City, New York, SLR provides legal professionals to law firms, corporations and financial institutions. Effective May 1, 1998, StaffMark acquired Progressive Resources, Inc., Progressive Personnel Resources, Inc., Progressive Personnel Resources of New Jersey, Inc., and Strategic Computer Resources, LLC (collectively "Progressive"). Progressive, located in the New York City metropolitan area, provides commercial staffing services. These acquisitions are collectively referred to as the "Other Significant Acquisitions."

         On August 3, 1998, StaffMark completed the acquisition of Enterprise Systems Associates, Inc., a Nevada corporation ("ESA"). Headquartered in the Kansas City metropolitan area, ESA provides information technology staffing and solution services to businesses throughout the Midwest and in Northern California. The transaction has been accounted for as a pooling-of-interests. Total consideration paid for the outstanding stock of ESA was 961,554 shares of the Company's common stock. The purchase price was determined as a result of direct negotiations with ESA and its stockholders.

        The following unaudited pro forma financial statements present the historical results of StaffMark and give effect to the following pro forma adjustments: (i) the effect of the Other Significant Acquisitions; (ii) the effect of the August 1998 pooling-of-interests with ESA; (iii) the adjustment to compensation expense for the difference between the historical compensation paid to certain previous owners of the Other Significant Acquisitions and ESA and the employment contract compensation negotiated in conjunction with the respective mergers and acquisitions ("Compensation Differential"); and (iv) the incremental provision for income taxes attributable to the income of subchapter S Corporations, net of the income tax provision related to the Compensation Differential and adjusted for nondeductible goodwill amortization. Note that no pro forma income statement amounts are included for SLR for the six months ended June 30, 1998 as the SLR acquisition was effective January 1, 1998 and therefore is already included in StaffMark's results for the six months ended June 30, 1998.

        The pro forma financial data do not purport to represent what the Company's financial position or results of operations would actually have been if such transactions in fact had occurred at the beginning of 1997 or to project the Company's financial position or results of operations for any future period.

                                 STAFFMARK, INC.
                        UNAUDITED PRO FORMA BALANCE SHEET
                               AS OF JUNE 30, 1998
                             (Dollars in Thousands)

                                                                                      Acquisition Related Adjustments
                                                                           ---------------------------------------------------
                                                                                              Pro Forma
                                                                                               Merger
                                                         StaffMark          ESA (a)          Adjustments            Pro Forma
                                                         ---------         ---------         -----------            ----------

                   ASSETS
-------------------------------------------------
CURRENT ASSETS:
  Cash and cash equivalents                              $   4,410         $      82                                $   4,492
  Accounts receivable, net of allowance
          for doubtful accounts                             81,086             2,150                                   83,236
  Prepaid expenses and other                                 4,701                64                                    4,765
  Deferred income taxes                                      1,610              --                                      1,610
                                                         ---------         ---------          ---------             ---------
       Total current assets                                 91,807             2,296               --                  94,103

PROPERTY AND EQUIPMENT, net                                 14,357               494                                   14,851
INTANGIBLE ASSETS, net                                     304,574              --                                    304,574
OTHER ASSETS                                                 1,452               139                                    1,591
                                                         ---------         ---------          ---------             ---------

                                                         $ 412,190         $   2,929          $    --               $ 415,119
                                                         =========         =========          =========             =========

             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and other accrued liabilities         $   5,990         $     531                                $   6,521
  Loans payable                                               --               1,152                                    1,152
  Deferred income taxes                                       --                 592                                      592
  Payroll and related liabilities                           19,245              --                                     19,245
  Reserve for workers' compensation claims                   6,526              --                                      6,526
  Income taxes payable                                       2,322               184                                    2,506
                                                         ---------         ---------          ---------             ---------
       Total current liabilities                            34,083             2,459               --                  36,542

LONG-TERM DEBT                                             112,560              --                                    112,560
MINORITY INTERESTS                                            --                 196                                      196
OTHER LONG TERM LIABILITIES                                 36,314              --                                     36,314
DEFERRED INCOME TAXES                                        1,969              --                                      1,969
                                                         ---------         ---------          ---------             ---------
       Total liabilities                                   184,926             2,655               --                 187,581

STOCKHOLDERS' EQUITY:
  Common stock                                                 208               258               (258)(b)               217

  Paid-in capital                                          191,915              --                  258 (b)           192,164

  Treasury stock                                              --                (410)               410 (b)              --

  Retained earnings                                         35,141               426               (410)(b)            35,157
                                                         ---------         ---------          ---------             ---------
          Total stockholders' equity                       227,264               274               --                 227,538
                                                         ---------         ---------          ---------             ---------

                                                         $ 412,190         $   2,929          $    --               $ 415,119
                                                         =========         =========          =========             =========

       The accompanying notes are an integral part of this balance sheet.

                                 STAFFMARK, INC.

                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

                               AS OF JUNE 30, 1998


(a) Represents the unaudited June 30, 1998 balance sheet of ESA, which was acquired in a pooling-of-interests transaction by StaffMark on August 3, 1998.

(b) Records the necessary reclassifications to the equity of ESA to account for the issuance of 961,554 shares of restricted StaffMark Common Stock to the stockholders of ESA in connection with the pooling-of-interests.

                                 STAFFMARK, INC.
                     UNAUDITED PRO FORMA STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                             (Dollars in Thousands)



                                                                       Acquisition Related Adjustments
                                                       ------------------------------------------------------------
                                                          Other
                                                        Significant                    Pro Forma          Total
                                         StaffMark     Acquisitions(a)   ESA (b)      Adjustments       Adjustments     Pro Forma
                                         ----------    --------------- ----------     -----------       -----------    ----------
SERVICE REVENUES                         $  325,860     $   11,284     $    7,850                       $   19,134     $  344,994

COST OF SERVICES                            244,116          7,932          5,325                           13,257        257,373
                                         ----------     ----------     ----------     ----------        ----------     ----------

     Gross profit                            81,744          3,352          2,525                            5,877         87,621

OPERATING EXPENSES:
  Selling, general and administrative        52,751          1,904          1,559           (146)(c)         3,317         56,068
  Depreciation and amortization               5,032            202             28                              230          5,262
                                         ----------     ----------     ----------     ----------        ----------     ----------

     Operating income                        23,961          1,246            938            146             2,330         26,291
                                         ----------     ----------     ----------     ----------        ----------     ----------

OTHER INCOME (EXPENSE):
  Interest expense                           (1,777)          (429)           (65)                            (494)        (2,271)
  Minority interest                            --             --              (65)                             (65)           (65)
  Other, net                                    (49)          --              (69)                             (69)          (118)
                                         ----------     ----------     ----------     ----------        ----------     ----------

INCOME BEFORE INCOME TAXES                   22,135            817            739            146             1,702         23,837

INCOME TAX PROVISION                          9,075            335            353            (65)(d)           623          9,698
                                         ----------     ----------     ----------     ----------        ----------     ----------

     Net income (loss)                   $   13,060     $      482     $      386     $      211        $    1,079     $   14,139
                                         ==========     ==========     ==========     ==========        ==========     ==========

NET INCOME PER COMMON SHARE

          BASIC                          $     0.64                                                                    $     0.66
                                         ==========                                                                    ==========

          DILUTED                        $     0.62                                                                    $     0.63
                                         ==========                                                                    ==========

WEIGHTED AVERAGE SHARES OUTSTANDING
          BASIC                              20,275                                                                        21,377(e)
                                         ==========                                                                    ==========
          DILUTED                            21,224                                                                        22,326(f)
                                         ==========                                                                    ==========


         The accompanying notes are an integral part of this statement.

                                 STAFFMARK, INC.

                NOTES TO UNAUDITED PRO FORMA STATEMENT OF INCOME

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998


(a) Represents the unaudited financial results and pro forma effects related to the acquisition of Progressive, which was purchased by StaffMark effective May 1, 1998.

(b) Records the unaudited financial results of ESA, which was acquired in a pooling-of-interests transaction by StaffMark on August 3, 1998

(c) Adjusts compensation to the level the owners have agreed to receive from StaffMark subsequent to the acquisition.

(d) Records the incremental provision to reflect federal and state income taxes at an effective combined tax rate of 39%.

(e) Represents the actual weighted average basic shares outstanding for the six months ended June 30, 1998 of 20,275,185 adjusted to reflect the issuance as of January 1, 1998 of: (i) the 211,496 shares issued in conjunction with the May 1998 acquisition of Progressive; and (ii) the 961,554 shares issued in conjunction with the August 1998 acquisition of ESA.

(f) Pro forma diluted weighted average shares outstanding for the six months ended June 30, 1998 include the shares discussed in Note (e) above and 949,189 shares representing the incremental dilutive effect of the Company's outstanding stock options.

                                 STAFFMARK, INC.
                     UNAUDITED PRO FORMA STATEMENT OF INCOME
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997

                             (Dollars in Thousands)

                                                                       Acquisition Related Adjustments
                                                     -------------------------------------------------------------
                                                        Other
                                                      Significant                    Pro Forma           Total
                                        StaffMark    Acquisitions(a)    ESA (b)      Adjustments       Adjustments     Pro Forma
                                        ----------   ---------------  ----------     -----------       -----------    ----------
SERVICE REVENUES                        $  426,496     $   82,487     $    9,964     $                 $   92,451     $  518,947

COST OF SERVICES                           329,728         58,568          6,817                           65,385        395,113
                                        ----------     ----------     ----------     ----------        ----------     ----------

          Gross profit                      96,768         23,919          3,147                           27,066        123,834

OPERATING EXPENSES:
    Selling, general and administrative     63,013         16,365          2,616           (522)(c)        18,459         81,472
    Depreciation and amortization            5,317          1,851             42                            1,893          7,210
                                        ----------     ----------     ----------     ----------        ----------     ----------

          Operating income                  28,438          5,703            489            522             6,714         35,152
                                        ----------     ----------     ----------     ----------        ----------     ----------

OTHER INCOME (EXPENSE):
    Interest expense                        (1,256)        (2,857)          (109)                          (2,966)        (4,222)
    Minority interest                         --             --              (30)                             (30)           (30)
    Other, net                                 732             13            (64)                             (51)           681
                                        ----------     ----------     ----------     ----------        ----------     ----------

INCOME BEFORE INCOME TAXES                  27,914          2,859            286            522             3,667         31,581

INCOME TAX PROVISION                        11,445          1,172             72             40(d)          1,284         12,729
                                        ----------     ----------     ----------     ----------        ----------     ----------

          Net income (loss)             $   16,469     $    1,687     $      214     $      482        $    2,383     $   18,852
                                        ==========     ==========     ==========     ==========        ==========     ==========


NET INCOME PER COMMON SHARE
          BASIC                         $     1.03                                                                    $     1.06
                                        ==========                                                                    ==========
          DILUTED                       $     1.00                                                                    $     1.03
                                        ==========                                                                    ==========

WEIGHTED AVERAGE SHARES OUTSTANDING
          BASIC                             16,015                                                                        17,753(e)
                                        ==========                                                                    ==========
          DILUTED                           16,521                                                                        18,259(f)
                                        ==========                                                                    ==========


         The accompanying notes are an integral part of this statement.

                                 STAFFMARK, INC.

                NOTES TO UNAUDITED PRO FORMA STATEMENT OF INCOME

                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997


(a) Represents the unaudited financial results and pro forma effects related to the acquisitions of: (i) Flexible, which was purchased by StaffMark effective March 1, 1997; (ii) Global, which was purchased by StaffMark effective April 1, 1997; (iii) EBS, which was purchased by StaffMark effective July 1, 1997; (iv) SLC, which was purchased by StaffMark effective October 1, 1997; (v) SLR, which was purchased by StaffMark effective January 1, 1998; and (vi) Progressive, which was purchased by StaffMark effective May 1, 1998.

(b) Records the audited financial results of ESA, which was acquired in a pooling-of-interests transaction by StaffMark on August 3, 1998.

(c) Adjusts compensation to the level the owners have agreed to receive from StaffMark subsequent to the acquisition.

(d) Records the incremental provision to reflect federal and state income taxes at an effective combined tax rate of 39%.

(e) Represents the actual weighted average basic shares outstanding for the twelve months ended December 31, 1997 of 16,015,589 adjusted to reflect the issuance as of January 1, 1997 of: (i) the 189,557 shares issued in conjunction with the March 1997 acquisition of Flexible; (ii) the 690,855 shares issued in conjunction with the April 1997 acquisition of Global; (iii) the 129,500 shares issued in conjunction with the July 1997 acquisition of EBS; (iv) the 276,846 shares issued in conjunction with October 1997 acquisition of SLC; (v) the 46,320 shares issued in conjunction with the January 1998 acquisition of SLR; (vi) the 211,496 shares issued in conjunction with the May 1998 acquisition of Progressive; and (vii) the 961,554 shares issued in conjunction with the August 1998 pooling-of-interest with ESA.

(f) Pro forma diluted weighted average shares outstanding for the twelve months ended December 31, 1997 include the shares discussed in Note (e) above and 505,908 shares representing the incremental dilutive effect of the Company's outstanding stock options.

                               INDEX TO EXHIBITS



EXHIBIT
NUMBER                                DESCRIPTION
-------                               -----------

23.1             Consent of Arthur Andersen LLP, Independent Public Accountants